Exhibit 16.1

                  [LETTERHEAD OF Allen G. Roth, P.A.]


July 30, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

I have read the statements made by Urbani Holdings, Inc. which I understand was filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 24, 2002. I agree with the statements concerning my Firm in such Form 8-K.


Very truly yours,

/s/ Allen G. Roth, P.A.
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    Allen G. Roth, P.A.